Exhibit 99.1

3003 Tasman Drive, Santa Clara, CA 95054

For immediate release	Contacts:
September 20, 2007	Meghan O’Leary
Investor Relations
(408) 654-6364

NASDAQ: SIVB

SVB FINANCIAL GROUP TO PRESENT AT

RBC CAPITAL MARKETS FINANCIAL INSTITUTIONS CONFERENCE 2007

SANTA CLARA, Calif. – September 20, 2007 – SVB Financial Group announced today that Kenneth Wilcox, president and chief executive officer; and Michael Descheneaux, chief financial officer, will present at the RBC Capital Markets Financial Institutions Conference 2007 in Edgartown, Massachusetts on Tuesday, September 25 at 9:35 a.m. Eastern Time.

A live, audio-only webcast of the conference will be available at http://www.wsw.com/webcast/rbc79/sivb and will be archived for 30 days following the presentation. In anticipation of the webcast, a copy of the management presentation slides will be made publicly available through the Company’s filing of a current report on Form 8-K with the Securities and Exchange Commission, which is expected to be filed on or about September 20, 2007.

About SVB Financial Group

For more than 20 years, SVB Financial Group, the parent company of SVB Silicon Valley Bank, has been dedicated to helping entrepreneurs succeed. SVB Financial Group is a financial holding company that serves emerging growth and mature companies in the technology, life science, private equity and premium wine industries. Offering diversified financial services through SVB Silicon Valley Bank, SVB Analytics, SVB Capital, SVB Global and SVB Private Client Services, SVB Financial Group provides clients with commercial, investment, international and private banking services. The company also offers funds management, broker-dealer transactions, asset management and a full range of services for private equity companies, as well as the added value of its knowledge and networks worldwide. Headquartered in Santa Clara, Calif., SVB Financial Group operates through 27 offices in the U.S. and three internationally. More information on the company can be found at www.svb.com.

Disclaimer:

SVB Silicon Valley Bank refers to Silicon Valley Bank, the California bank subsidiary and the commercial banking operation of SVB Financial Group. Banking services are provided by Silicon Valley Bank, a member of the FDIC and the Federal Reserve. SVB Private Client Services is a division of Silicon Valley Bank. SVB Financial Group is also a member of the Federal Reserve.